Exhibit 99.1

The First Bancorp Reports Year-to-Date Earnings Up 8.4%

DAMARISCOTTA, ME, July 20 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the six months ended June 30, 2011. Net income was $6.3 million, up $492,000 or 8.4% from the same period in 2010, and earnings per common share on a fully diluted basis of $0.58 were up $0.05 or 9.4% from the same period in 2010.

The Company also announced unaudited results for the quarter ended June 30, 2011. Net income was $3.2 million, up $33,000 or 1.0% from the same period in 2010, and earnings per common share on a fully diluted basis of $0.29 were even with the same period in 2010. Compared to the previous quarter, net income was up $50,000 or 1.6% and earnings per common share on a fully diluted basis were even with the $0.29 posted for the period.

“Relatively stable conditions continued in the second quarter of 2011, as was seen in the prior quarter, with strong operating results, continued stability in credit quality, and performance that continues to be significantly better than our peer group,” stated Daniel R. Daigneault, the Company’s President & Chief Executive Officer. “For the six months ended June 30, 2011, net interest income on a tax-equivalent basis was up $895,000 or 4.2% over the same period in 2010, all attributable to increased volume. Our net interest margin slipped from 3.41% in 2010 to 3.31% in 2011 as overall interest rates have continued to decrease and remain at historically low levels. Our loans and investment securities repriced downward at a quicker pace than our ability to reduce our funding costs: asset income was down 0.38% year-over-year while our funding cost was down only 0.24%.

“Non-interest income was $54,000 above the same period in 2010,” President Daigneault continued, “with many categories contributing to these results. We also recorded a $229,000 gain on investments as a result of portfolio realignment to reduce interest rate risk and the conversion of a General Motors bond classified as other-than-temporarily-impaired that converted to equity securities. Non-interest expense was $561,000 above the same period in 2010. Salaries and employee benefits as well as occupancy costs were the primary areas with increases.

“On a positive note, credit quality has been relatively stable over several quarters,” President Daigneault noted. “Net chargeoffs of $2.4 million year-to-date were 0.54% of average loans on an annualized basis, down from net chargeoffs of $4.0 million or 0.86% of average loans for the first six months of 2010. Non-performing loans stood at 2.49% of total loans as of June 30, 2011, compared to 2.39% at year-end and 2.53% a year ago. We provisioned $4.1 million for loan losses in the first half of 2011, down $400,000 from the amount provisioned in the first half of 2010, and the allowance has increased $1.7 million since year-end. The allowance as a percentage of loans increased to 1.70%, up from 1.56% at previous quarter end, 1.50% at year-end and 1.52% a year ago.”

 “Total assets have increased $23.9 million since year end and $91.4 million during the past year,” observed the Company’s Chief Financial Officer, F. Stephen Ward. “While the loan portfolio was down just slightly in the first six months of 2011, it was down $45.1 million from a year ago. We offset this drop by adding to the investment portfolio, which has increased $26.6 million in 2011 and $148.1 million over the past year. Low-cost deposits continue to do well –the usual seasonal drop in the winter months was much less in 2011 than in prior years – and they are up $1.1 million year-to-date and $25.1 million over the past year.

“Our core operating ratios remain very good,” said Mr. Ward, “especially when compared to our UBPR peer group. Our return on average tangible common equity stands at 11.26% year to date compared to 10.64% for the comparable period in 2010. This placed us in the top 30% of all banks in our peer group, which had an average return on equity of 10.35% as of March 31, 2011. Our efficiency ratio continues to be an important component in our overall performance, and was virtually unchanged at 47.47% for the first six months of 2011 compared to 47.46% for same period in 2010. It also puts us in the top 10% compared to our peer group, which had an average efficiency ratio of 66.52% as of March 31, 2011.

 “At quarter end, The First Bancorp’s shares were trading at a healthy 1.40 times tangible book value,” Mr. Ward observed. “Our June 30, 2011 closing price of $14.86 per share was down $0.93 from our $15.79 per share closing price on December 31, 2010. With dividends reinvested, our total return for the six months ended June 30, 2011, was -3.42%. This compares to the NASD Bank Index and the KBW Regional Bank Index with total returns with dividends reinvested of -3.85% and -2.64% for the same period, respectively.”

“Remaining well capitalized continues to be a top priority for The First Bancorp,” President Daigneault said. “Our total risk-based capital continues to exceed 16.0%, well above the well-capitalized threshold of 10.0% set by the FDIC. In the first half of 2011 we added $2.1 million to regulatory capital through retained earnings in addition to the $3.7 million added in 2010. As we have stated before, strong capital enables the Company to maintain the dividend at 19.5 cents per share per quarter or 78 cents per share per year. We paid out 67.2% of earnings in the first half of 2011 compared to 73.6% for the same period in 2010, and our dividend yield was 5.25% at June 30, 2011, based on the closing price of $14.86 per share.

“Improved employment numbers will ultimately be the path to a stronger and improved economy,” President Daigneault concluded. “Although the unemployment rate in Maine, at 7.7%, is still well below the national unemployment rate at 9.2%, we feel it will be some time before the economy returns to pre-2008 levels. In the meantime, our focus will be to maintain stable asset quality, strong capital ratios, a return on assets and a return on equity well above our peer group, and the dividend at an annual rate of $0.78 per share.”

The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank serving Mid-Coast and Down East Maine with 14 offices in Lincoln, Knox, Hancock and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of The First, provides investment advisory, private banking and trust services from two offices in Lincoln and Hancock Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except for per share amounts	6/30/2011	12/31/2010	6/30/2010
Assets
Cash and due from banks	$14,322	$13,838	$22,219
Overnight funds sold	100	100	-
Securities available for sale	304,278	293,229	149,249
Securities to be held to maturity	122,970	107,380	129,892
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	15,443	15,443	15,443
Loans held for sale	419	2,806	3,426
Loans	886,929	887,596	932,010
Less allowance for loan losses	15,034	13,316	14,165
Net loans	871,895	874,280	917,845
Accrued interest receivable	6,511	5,263	6,536
Premises and equipment	18,351	18,980	18,739
Other real estate owned	7,723	4,929	4,794
Goodwill	27,684	27,684	27,684
Other assets	27,994	29,870	30,448
Total assets	$1,417,690	$1,393,802	$1,326,275
Liabilities
Demand deposits	$71,517	$74,032	$62,821
NOW deposits	117,064	119,823	112,256
Money market deposits	69,681	71,604	77,231
Savings deposits	107,278	100,870	95,686
Certificates of deposit	279,567	231,945	237,757
Certificates $100,000 to $250,000	319,122	338,452	313,908
Certificates $250,000 and over	34,609	37,792	49,842
Total deposits	998,838	974,518	949,501
Borrowed funds	249,336	257,330	213,944
Other liabilities	13,306	12,106	12,385
Total Liabilities	1,261,480	1,243,954	1,175,830
Shareholders' equity
Preferred stock	24,754	24,705	24,655
Common stock	98	98	98
Additional paid-in capital	45,629	45,474	45,298
Retained earnings	83,594	81,701	79,864
Net unrealized gain/(loss) on securities available-for-sale	2,198	(2,057)	732
Net unrealized loss on postretirement benefit costs	(63)	(73)	(202)
Total shareholders' equity	156,210	149,848	150,445
Total liabilities & shareholders' equity	$1,417,690	$1,393,802	$1,326,275
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	9,793,706	9,773,025	9,758,218
Book value per common share	$13.42	$12.80	$12.89
Tangible book value per common share	$10.60	$9.97	$10.05

The First Bancorp
Consolidated Statements of Income (Unaudited)
	For the six months ended		For the quarters ended
In thousands of dollars, except for per share amounts	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Interest income
Interest and fees on loans	$20,128	$22,206	$9,955	$11,056
Interest on deposits with other banks	3	2	1	-
Interest and dividends on investments	8,120	6,140	4,041	3,159
Total interest income	28,251	28,348	13,997	14,215
Interest expense
Interest on deposits	5,081	5,051	2,518	2,571
Interest on borrowed funds	2,442	3,319	1,256	1,687
Total interest expense	7,523	8,370	3,774	4,258
Net interest income	20,728	19,978	10,223	9,957
Provision for loan losses	4,100	4,500	2,000	2,100
Net interest income after provision for loan losses	16,628	15,478	8,223	7,857
Non-interest income
Investment management and fiduciary income	782	787	358	376
Service charges on deposit accounts	1,351	1,505	711	796
Net securities gains	229	2	229	-
Mortgage origination and servicing income	652	613	193	335
Other operating income	1,497	1,550	743	775
Total non-interest income	4,511	4,457	2,234	2,282
Non-interest expense
Salaries and employee benefits	6,005	5,553	2,928	2,808
Occupancy expense	827	776	378	382
Furniture and equipment expense	1,111	1,121	561	540
FDIC insurance premiums	806	952	405	477
Amortization of identified intangibles	141	142	70	71
Other operating expense	3,848	3,633	1,908	1,617
Total non-interest expense	12,738	12,177	6,250	5,895
Income before income taxes	8,401	7,758	4,207	4,244
Applicable income taxes	2,065	1,914	1,014	1,084
NET INCOME	$6,336	$5,844	$3,193	$3,160
Less dividends and amortization of premium on preferred stock	674	674	337	337
Net income available to common	$5,662	$5,170	$2,856	$2,823
Basic earnings per share	$0.58	$0.53	$0.29	$0.29
Diluted earnings per share	$0.58	$0.53	$0.29	$0.29

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the six months ended		For the quarters ended
except for per share amounts	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Summary of Operations
Interest Income	$28,251	$28,348	$13,997	$14,215
Interest Expense	7,523	8,370	3,774	4,258
Net Interest Income	20,728	19,978	10,223	9,957
Provision for Loan Losses	4,100	4,500	2,000	2,100
Non-Interest Income	4,511	4,457	2,234	2,282
Non-Interest Expense	12,738	12,177	6,250	5,895
Net Income	6,336	5,844	3,193	3,160
Per Common Share Data
Basic Earnings per Share	$0.58	$0.53	$0.29	$0.29
Diluted Earnings per Share	0.58	0.53	0.29	0.29
Cash Dividends Declared	0.390	0.390	0.195	0.195
Book Value per Common Share	13.42	12.89	13.42	12.89
Tangible Book Value per Common Share	10.60	10.05	10.60	10.05
Market Value	14.86	13.13	14.86	13.13
Financial Ratios
Return on Average Equity (a)	9.90%	9.38%	9.78%	10.05%
Return on Average Tangible Common Equity (a)	11.26%	10.64%	11.09%	11.50%
Return on Average Assets (a)	0.90%	0.88%	0.89%	0.94%
Average Equity to Average Assets	10.78%	11.25%	10.80%	11.21%
Average Tangible Equity to Average Assets	8.84%	9.18%	8.88%	9.15%
Net Interest Margin Tax-Equivalent (a)	3.31%	3.41%	3.22%	3.35%
Dividend Payout Ratio	67.24%	73.58%	67.24%	67.24%
Allowance for Loan Losses/Total Loans	1.70%	1.52%	1.70%	1.52%
Non-Performing Loans to Total Loans	2.49%	2.53%	2.49%	2.53%
Non-Performing Assets to Total Assets	2.10%	2.14%	2.10%	2.14%
Efficiency Ratio	47.47%	47.46%	46.66%	45.86%
At Period End
Total Assets	$1,417,690	$1,326,275	$1,417,690	$1,326,275
Total Loans	886,929	932,010	886,929	932,010
Total Investment Securities	442,691	294,584	442,691	294,584
Total Deposits	998,838	949,501	998,838	949,501
Total Shareholders’ Equity	156,210	150,445	156,210	150,445
(a) Annualized using a 365-day basis

Use of Non-GAAP Financial Measures

Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company’s results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution’s net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company’s consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2011 and 2010.

	For the six months ended		For the quarters ended
In thousands of dollars	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Net interest income as presented	$20,728	$19,978	$10,223	$9,957
Effect of tax-exempt income	1,272	1,127	663	567
Net interest income, tax equivalent	$22,000	$21,105	$10,886	$10,524

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation of between the GAAP and non-GAAP efficiency ratio:

	For the six months ended		For the quarters ended
In thousands of dollars	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Non-interest expense, as presented	$12,738	$12,177	$6,250	$5,895
Net securities losses	-	-	-	-
Other than temporary impairment charge	-	-	-	-
Adjusted non-interest expense	12,738	12,177	6,250	5,895
Net interest income, as presented	20,728	19,978	10,223	9,957
Effect of tax-exempt income	1,272	1,127	663	567
Non-interest income, as presented	4,511	4,457	2,234	2,282
Effect of non-interest tax-exempt income	94	94	47	47
Net securities gains	229	2	229	-
Adjusted net interest income plus non-interest income	$26,834	$25,658	$13,396	$12,853
Non-GAAP efficiency ratio	47.47%	47.46%	46.66%	45.86%
GAAP efficiency ratio	50.47%	49.83%	50.17%	48.17%

The Company presents certain information based upon average tangible common equity instead of total average shareholders’ equity. The difference between these two measures is the Company’s preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the six months ended		For the quarters ended
In thousands of dollars	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Average shareholders' equity as presented	$153,747	$150,289	$155,679	$150,760
Less preferred stock	(24,705)	(24,606)	(24,730)	(24,631)
Less intangible assets	(27,684)	(27,684)	(27,684)	(27,684)
Tangible average shareholders' equity	$101,358	$97,999	$103,265	$98,445

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

Additional Information

For more information, please contact F. Stephen Ward, The First Bancorp’s Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001.